Exhibit 5.2

JOSEPH ONEBANE (1917-1987)

JOHN G. TORIAN, II (1936-1991)

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TIMOTHY J. MCNAMARA

EDWARD C. ABELL, JR.

LAWRENCE L. LEWIS, III †

DOUGLAS W. TRUXILLO *

RANDALL C. SONGY

MICHAEL G. DURAND

GREG GUIDRY *

GRAHAM N. SMITH *

GARY P. KRAUS

RICHARD J. PETRE, JR.

THOMAS G. SMART

ROGER E. ISHEE **

STEVEN C. LANZA

GREG R. MIER ††

MARIA FABRE MANUEL

JASMINE B. BERTRAND

JEREMY B. SHEALY

STEVEN T. RAMOS ‡‡

JAMES D. BAYARD

G. W. RUDICK II *

KEVIN M. BLANCHARD

SALENA R. TRAHAN

1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 WWW.ONEBANE.COM

OF COUNSEL

WILLIAM E. KELLNER

CRAIG A. RYAN

GREGORY K. MOROUX

FREDERICK R. PARKER, JR. ‡

JOHN F. PARKER

KAREN DANIEL ANCELET

SUE TANNEHILL MANN

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SHREVEPORT OFFICE

333 TEXAS STREET

SUITE 1180

SHREVEPORT, LA 71101

TELEPHONE: (318) 674-9770

FAX: (318) 674-9775

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‡ LL.M. IN HEALTH LAW

‡‡ LL.M. IN TAXATION LAW

† BOARD CERTIFIED TAX ATTORNEY

    LL.M. IN TAXATION LAW

†† REGISTERED PATENT ATTORNEY

* ALSO ADMITTED IN TEXAS

** ALSO ADMITTED IN MISSISSIPPI

ramoss@onebane.com

August 15, 2013

PetroQuest Energy, Inc.

400 E. Kaliste Saloom Road

Suite 6000

Lafayette, LA 70508

Ladies and Gentlemen:

We have acted as special Louisiana counsel for PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”), and TDC Energy LLC, a Louisiana limited liability company (“TDCLLC”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and PQLLC and TDCLLC as co-registrants thereto, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to $200,000,000 aggregate principal amount of the Company’s 10% Senior Notes due September 1, 2017 (the “New Notes”) and the guarantees of the Company’s obligations under the New Notes (the “Guarantees”) in exchange for a like principal amount of its outstanding 10% Senior Notes due September 1, 2017 (the “Original Notes”). The Original Notes were issued, and the New Notes will be issued, under that certain indenture, dated as of August 19, 2010, among the Company, PQLLC, TDCLLC and the Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by that certain First Supplemental Indenture, dated as of August 19, 2010, and that certain Second Supplemental Indenture, dated as of July 3, 2013 (the “Indenture”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Registration Statement.

In connection with the opinions hereinafter expressed, we have examined the following documents:

(a) Originals or copies, certified or otherwise identified to our satisfaction, of the articles of organization and operating agreement of PQLLC and TDCLLC and written consents and resolutions of the managers and members, as applicable, authorizing the execution and filing of the Registration Statement, the Guarantees and the Indenture and each of the documents, instruments, agreements and transactions contemplated thereby, as well as certificates of the officers of the Company; and

August 15, 2013

(b) Photocopies of the executed Registration Statement, Guarantees and the Indenture to which PQLLC and TDCLLC are parties.

The Registration Statement, Guarantees and the Indenture to which PQLLC and TDCLLC are parties shall be referred to herein as the “Registration Documents”.

ASSUMPTIONS

For purposes of this opinion, we have relied upon certified copies, from the Louisiana Secretary of State, of the Articles of Organization, as amended, and copies of current certificates of good standing, with respect to the existence, formation and good standing of PQLLC and TDCLLC. We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of the operating agreement of PQLLC and TDCLLC, respectively, and written consents and resolutions of the managers and members, as applicable, and certificates of the officers of PQLLC, TDCLLC and the Company, for matters relating to the authority of PQLLC and TDCLLC to execute and deliver the Registration Documents. In addition we have assumed that:

(i) Each of the Registration Documents will be or has been executed (if necessary), and delivered by the parties thereto in the forms examined by us;

(ii) Each Registration Document submitted to us as an original is authentic, and each Transaction Document submitted to us as a certified, conformed, or photostatic copy conforms to the authentic original document;

(iii) The genuineness of all signatures; and

(iv) The legal capacity of natural persons.

OPINIONS

(a) PQLLC and TDCLLC are Louisiana limited liability companies, each of which has been duly organized and is a validly existing limited liability company in good standing under the laws of the State of Louisiana, the jurisdiction of organization.

(b) Each of PQLLC and TDCLLC has full right, power and authority to execute and/or deliver each of the Registration Documents to which each is specified to be a party and to perform its respective obligations thereunder, and all action required to be taken by PQLLC and TDCLLC for the due and proper authorization, execution and delivery of each of the Registration Document and the consummation of the transactions contemplated thereby has been duly and validly taken.

August 15, 2013

(c) The Indenture has been duly authorized, executed and delivered by each of PQLLC and TDCLLC.

(d) The Guarantees have been duly authorized, executed and delivered by each of PQLLC and TDCLLC.

QUALIFICATIONS

A. The foregoing opinions are limited to the laws of the State of Louisiana and the federal law of the United States. We express no opinion as to matters governed by the laws of any other state or to the application or effect of any state or federal tax, securities, or blue sky laws, or as to any accounting matters. Garvey Schubert Barer is entitled to rely on this opinion in connection with its opinion to you dated the date hereof to be filed as Exhibit 5.1 to the Registration Statement, insofar as such opinion involves the laws of the State of Louisiana.

B. The opinions expressed herein are rendered as of the date hereof, may be relied upon only by the Company and their respective counsel in connection with the transactions described herein and shall not be otherwise used, circulated or quoted. This opinion letter is rendered as of the date hereof and is subject to future changes in applicable law.

C. In rendering the opinions expressed herein, counsel may rely as to matters of fact on certificates of responsible officers of the Company, PQLLC, TDCLLC and public officials.

We consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours very truly,

ONEBANE LAW FIRM

By:	/s/ Steven T. Ramos
Steven T. Ramos